Exhibit 10.1

AMENDMENT TO THE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT (this "Amendment") is made June 11, 2012 between News America Incorporated, a Delaware corporation (the "Company"), and Chase Carey (the "Executive"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Executive have previously entered into the Amended and Restated Employment Agreement, effective as of July 1, 2010 (the "Agreement");

WHEREAS, Section 13 of the Agreement permits the parties to amend or modify the Agreement by written amendment signed by the parties; and

WHEREAS, the Company and the Executive desire to further amend the Agreement to amend the provision related to the payment of excise taxes.

NOW, THEREFORE, the parties agree to amend the Agreement, effective as of the date hereof, to delete Section 9 of the Agreement and replace it, as follows:

9. Excise Taxes. In the event it shall be determined that any payment or distribution or any part thereof of any type to or for the benefit of the Executive whether pursuant to this Agreement or any other agreement between Executive and the Company or News Corp, or any person or entity that acquires ownership or effective control of the Company or News Corp or ownership of a substantial portion of the assets of the Company or News Corp (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or any other plan or agreement (the "Total Payments") is or will be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced to the maximum amount that could be paid to the Executive without giving rise to the Excise Tax (the "Safe Harbor Cap"), if the net after-tax payment to the Executive after reducing the Executive's Total Payments to the Safe Harbor Cap is greater than the net after-tax (including the Excise Tax) payment to Executive without such reduction. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payment made pursuant to this Agreement and then to any other plan or agreement that triggers such Excise Tax, unless an alternative method of reduction is elected by Executive. All mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this paragraph, including determinations as to whether the Total Payments to the Executive shall be reduced to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made by the outside accounting firm of the Company (the "Accounting Firm"). If the Accounting Firm determines that no Excise Tax is imposed on the Total Payments and it subsequently is established pursuant to a final determination of a court or an Internal Revenue Service proceeding which has been finally and conclusively resolved, that the Total Payments are in excess of the Safe Harbor Cap (hereinafter referred to as an "Excess Payment"), such Excess Payment shall be deemed for all purposes to be an overpayment to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand; provided, however, if the Executive shall be required to pay an Excise Tax by reason of receiving such Excess Payment (regardless of the obligation to repay the Company), the Executive shall not be required to repay the Excess Payment (and if Executive has already repaid such amount, the Company shall refund the amount to Executive). This Section 9 shall supersede Section 10.4 of the News Corp 2005 Long-Term Incentive Plan.

In all other respects, the Employment Agreement shall remain in full force and effect.

This amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original amendment, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement, effective as of the day and year first set forth above.

NEWS AMERICA INCORPORATED

By:/s/ Janet Nova
Name: Janet Nova
Title: Senior Vice President and
Deputy General Counsel

/s/ Chase Carey
Chase Carey